Chase Manhattan Auto Grantor Trust 1996-B

                         Statement to Certificateholders
                                  March 15 2001

    DISTRIBUTION IN DOLLARS
            ORIGINAL            PRIOR                                                                                  CURRENT
            FACE                PRINCIPAL                                                      REALIZED    DEFERRED    PRINCIPAL
   CLASS    VALUE               BALANCE          PRINCIPAL       INTEREST     TOTAL            LOSES       INTEREST    BALANCE
A           1,478,422,107.71    38,851,154.60    7,150,129.34    214,005.11   7,364,134.45     0.00        0.00        31,701,025.26
B              45,725,000.00     1,201,597.98      221,140.95      6,769.00     227,909.95     0.00        0.00           980,457.03
TOTALS      1,524,147,107.71    40,052,752.58    7,371,270.29    220,774.11   7,592,044.40     0.00        0.00        32,681,482.29


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                 PASS-THROUGH RATES
            PRIOR                                                             CURRENT                            CURRENT
            PRINCIPAL                                                         PRINCIPAL         CLASS            PASS THRU
 CLASS      FACTOR              PRINCIPAL        INTEREST        TOTAL        FACTOR                             RATE
A           26.27879710         4.83632469       0.14475237      4.98107706   21.44247241       A                6.610000%
B           26.27879672         4.83632477       0.14803718      4.98436195   21.44247195       B                6.760000%
TOTALS      26.27879709         4.83632469       0.14485092      4.98117561   21.44247240

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Maria Inoa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3676
Fax: 212) 946-8552
Email: maria.inoa@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                  March 15 2001
                         STATEMENT TO CERTIFICATEHOLDERS

                                       Due Period                                                   54
                                       Due Period Beg Date                                    02/01/01
                                       Due Period End Date                                    02/28/01
                                       Determination Date                                     03/09/01

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                             Class A Interest                                                     0.00
                             Class B Interest                                                     0.00
                             Class A Principal                                                    0.00
                             Class B Principal                                                    0.00
                             TOTAL                                                                0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                             By Seller                                                            0.00
                             By Servicer                                                     19,842.72
                             TOTAL                                                           19,842.72

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                         Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                  March 15 2001

Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                       3,881,244.48
                                        Unreimbursed Advances for Period                                3,883,993.56
                                        Change From Previous Periods                                        2,749.08

                                        Reimbursed advance from collections                                52,244.40
                                        Reimbursed advance from liquidation proceeds                        5,073.22
                                        Reimbursed advance from reserve account withdrawals                     0.00





                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION